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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: July 12, 2000

                  Date of Earliest Event Reported: May 5, 2000

                            DOLLAR TREE STORES, INC.
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER: 0-25464

                VIRGINIA                              54-1387365
     (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)                Identification No.)

                                500 Volvo Parkway
                          Chesapeake, Virginia 23320
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (757) 321-5000
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ITEM 5: OTHER EVENTS

On May 5, 2000, Dollar Tree Stores, Inc. consummated a merger with Dollar Express, Inc. accounted for as a pooling-of-interests. Attached herein, as
Exhibit 99.1, are the restated supplemental consolidated financial statements of Dollar Tree Stores, Inc. and subsidiaries giving effect to the merger. As a result, these supplemental consolidated financial statements have been restated to retroactively combine Dollar Tree's and Dollar Express's financial statements as if the merger had occurred at the beginning of the earliest period presented.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c) Exhibits

Exhibit #    Description

23.1         Independent Auditors' Consent.

27.1         Financial Data Schedule.

27.2         Financial Data Schedule.

27.3         Financial Data Schedule.

99.1 Supplemental Consolidated Financial Statements of Dollar Tree Stores, Inc. and subsidiaries as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997 and the Supplemental Condensed Consolidated Financial Statements as of March 31, 2000 and for the three months ended March 31, 2000 and 1999.

99.2 Escrow Agreement by and between Dollar Tree Stores, Inc., the former shareholders of Dollar Express, Inc., Bernard Spain and David Mussafer and State Street Bank and Trust Company.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: July 12, 2000

                                                  DOLLAR TREE STORES, INC.


                                                  By: /s/ Frederick C. Coble
                                                      ----------------------
                                                      Frederick C. Coble
                                                      Senior Vice President-
                                                      Chief Financial Officer